Exhibit 4.2

THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUED UPON EXERCISE OR CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

No. CS-2	TRIPATH TECHNOLOGY INC,	March 2, 1998

COMMON STOCK PURCHASE WARRANT

This certifies that, for value received,                 , or registered assigns, is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and at or prior to 11:59 pm., Pacific Time, on March 2, 2008 (the “Expiration Time”), but not thereafter, to acquire from Tripath Technology Inc., a California corporation (the “Company”), in whole or from time to time in part, up to                                      fully paid and nonassessable shares of Common Stock of the Company (“Common Stock”) at a purchase price per share (the “Exercise Price”) of $1.50. Such number of shares, type of security and Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

1. Exercise of Warrant

The purchase rights represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, at any time and from time to time at or prior to the Expiration Time by the surrender of this Warrant and the Notice of Exercise form attached hereto duly executed to the office of the Company at 3900 Freedom Circle, Suite 200, Santa Clara, California 95054 (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and upon payment of the Exercise Price for the shares thereby purchased (by cash, check or bank draft payable to the order of the Company or a combination of cash, check and bank draft in an amount equal to the purchase price of the shares thereby purchased); whereupon the holder of this Warrant shall be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Common Stock so purchased, and a new Warrant in substantially identical form and dated as of such exercise for the purchase of that number of shares of Common Stock equal to the difference, if any, between the number of shares of Common Stock subject hereto and the number of shares of Common Stock as to which this Warrant is so exercised.

2. Conversion of Warrant

The registered holder hereof shall have the right to convert this Warrant, in whole or in part, at any time and from time to time at or prior to the Expiration Time, by the surrender of this Warrant and the Notice of Conversion form attached hereto duly executed to the office of the Company at the address set forth in Section 1 hereof (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), into shares of Common Stock as provided in this Section 2. Upon exercise of this conversion right, the holder hereof shall be entitled to receive that number of shares of Common Stock of the Company equal to the quotient obtained by dividing [(A - B)(X)] by (A), where:

A	=	the Fair Market Value (as defined below) of one share of Common Stock on the date of conversion of this Warrant.

B	=	the Exercise Price for one share of Common Stock under this Warrant.

X	=	the number of shares of Common Stock as to which this Warrant is being converted.

If the above calculation results in a negative number, then no shares of Common Stock shall be issued or issuable upon conversion of this Warrant.

“Fair Market Value” of a share of Common Stock shall mean:

(a)	if the conversion right is being exercised in connection with a transaction specified in Section 11(b) hereof, the value of the consideration (determined, in the case of noncash consideration, in good faith by the Board of Directors of the Company) to be received pursuant to such transaction by the holder of one share of Common Stock;

(b)	if the conversion right is being exercised in connection with the initial public offering of the Common Stock, the initial public offering price (before deducting commissions, discounts or expenses) at which the Common Stock is sold in such offering;

(c)	if the conversion right is being exercised after the occurrence of the initial public offering of the Common Stock; and

(i) if the Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) National Market, the average of the closing or last sale price, respectively, reported for the ten (10) business days immediately preceding the date that the Notice of Conversion is delivered to the Company;

(ii) if the Common Stock is not traded on an exchange or on the Nasdaq National Market, but is traded in the over-the-counter market, the mean of the closing bid and asked prices reported for the ten (10) business days immediately preceding the date that the Notice of Conversion is delivered to the Company; and

(d)	in all other cases, the fair value as determined in good faith by the Company’s Board of Directors.

Upon conversion of this Warrant in accordance with this Section 2, the registered holder hereof shall be entitled to receive a certificate for the number of shares of Common Stock determined in accordance with the foregoing, and a new Warrant in substantially identical form and dated as of such conversion for the purchase of that number of shares of Common Stock equal to the difference, if any, between the number of shares of Common Stock subject hereto and the number of shares of Common Stock as to which this Warrant is so converted.

3. Same Day Exercise and Sale

The registered holder of this Warrant shall be entitled to effect a same day exercise and sale of this Warrant in full by delivery to a broker of a properly executed exercise notice, together with such other documentation required by the Company and the broker to effect an exercise of the Warrant, delivery to the Company of the sale proceeds required to pay the aggregate exercise price and delivery to the registered holder of the net proceeds of the sale of the shares of Common Stock that would otherwise have been issuable to the holder.

4. Issuance of Shares; No Fractional Shares or Scrip

Certificates for shares purchased hereunder or issuable upon conversion hereof shall be delivered to the holder hereof within a reasonable time (in no event exceeding ten (10) days) after the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof. The Company hereby represents and warrants that all shares of Common Stock which may be issued upon the exercise or conversion of this Warrant will, upon such exercise or conversion, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the holder of the Common Stock). The Company agrees that the shares so issued shall be and shall for all purposes be deemed to have been issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof. No fractional shares or scrip representing fractional shares shall be issued upon the exercise or conversion of this Warrant. With respect to any fraction of a share called for upon the exercise or conversion of this Warrant, an amount equal to such fraction multiplied by the Fair Market Value of a share of Common Stock on the date of exercise or conversion shall be paid in cash or check to the holder of this Warrant.

5. Charges, Taxes and Expenses

Issuance of certificates for shares of Common Stock upon the exercise or conversion of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant.

6. No Rights as Shareholder

This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise or conversion hereof.

7. Transferability

The holder of this Warrant by acceptance hereof agrees to comply in all respects with the provisions of this Section 7. Prior to any proposed transfer of this Warrant, unless there is in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering the proposed transfer, the holder shall give written notice to the Company of the holder’s intention to effect such transfer. Such notice shall describe the manner and circumstance of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied (except in transactions in compliance with Rule 144 under the Securities Act) by either (i) an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer of the Warrant may be effected without registration under the Securities Act, or (ii) a “No Action” letter from the Securities and Exchange Commission (the “Commission”) to the effect that the transfer of the Warrant without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of the Warrant shall be entitled to transfer the Warrant in accordance with the terms of the notice delivered by the holder to the Company; provided, however, that no opinion or No Action letter need be obtained with respect to a transfer to (A) ”affiliate” of the holder of the Warrant as that term is defined in Rule 405 promulgated by the Commission under the Securities Act, (B) to any officer, director or principal shareholder thereof, or (C) to the immediate family of the holder of the Warrant or to a trust for the benefit of the immediate family of the holder of the Warrant if, in any case, the transferee agrees to be subject to the terms hereof. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. Each Warrant transferred as above provided shall bear the restrictive legend set forth on the first page of this Warrant.

8. Exchange and Registry of Warrant

This Warrant is exchangeable, upon the surrender hereof by the registered holder at the above-mentioned office or agency of the Company, for a new Warrant in substantially identical form and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, exercise or conversion, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

9. Loss, Theft, Destruction or Mutilation of Warrant

On receipt by the Company of evident reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and in case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and Cancellation of such Warrant, the Company will execute and deliver to the holder, in lieu thereof, a new warrant in substantially identical form, dated as of such cancellation and reissuance.

10. Saturdays, Sundays and Holidays

If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding business day.

11. Adjustment to Number and Type of Securities, Exercise Price

The type and number of securities of the Company issuable upon exercise of this Warrant and the Exercise Price are subject to adjustment as set forth below:

(a) Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Automatic Conversion, etc. The Exercise Price and the number and type of securities and/or other property issuable upon exercise of this Warrant shall be appropriately and proportionately adjusted to reflect any stock dividend, stock split, combination of shares, rectification, recapitalization, automatic conversion, redemption or other similar event affecting the number or character of outstanding shares of Common Stock, so that the number and type of securities and/or other property issuable upon exercise of this Warrant shall be equal to that which would have been issuable with respect to the number of shares of Common Stock subject hereto at the time of such event, had such shares of Common Stock then been outstanding.

(b) Adjustment for Reorganization, Consolidation, Merger, etc. In case of any consolidation of merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization, or any transaction in which in excess of 50% of the Company’s voting power is transferred, or any sale of all or substantially all of the assets of the Company (any such transaction being hereinafter referred to as a “Reorganization”), then, in each case, the holder of this Warrant, on exercise or conversion hereof at any time after the consummation or effective date of such Reorganization, shall receive, in lieu of the Common Stock issuable on such exercise prior to the date of such Reorganization, the stock and other securities and property (including cash) to which such holder would have been entitled upon the date of such Reorganization if such holder had exercised this Warrant immediately prior thereto. The provisions of this Section 1l(b) shall apply to successive Reorganizations.

(c) Certificate as to Adjustments. In case of any adjustment in the Exercise Price or number and type of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by an officer of the Company, setting forth such adjustment and showing in reasonable detail the facts upon which adjustment is based.

12. Governing Law

This Warrant shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such state.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officers.

Dated: , 1998	TRIPATH TECHNOLOGY INC.

By:
Adya S. Tripathi, President

NOTICE OF EXERCISE

To:     Tripath Technology Inc.

(1) The undersigned hereby elects to purchase                  shares of Common Stock of Tripath Technology Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full.

(2) Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as specified below:

(Name)

(Address)

(3) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in compliance with applicable federal and state securities laws.

(Date)	(Signature)

NOTICE OF CONVERSION

To:     Tripath Technology Inc.

(1) The undersigned hereby elects to convert that portion of the attached Warrant representing the right to purchase                  shares of Common Stock into such number of shares of Common Stock of Tripath Technology Inc. as is determined pursuant to Section 2 of such Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.

(2) Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in compliance with applicable federal and state securities laws.

(Date)	(Signature)